Exhibit 10.1

Newport  Capital  Consultants  Inc.

             CONSULTING AND INVESTMENT BANKING SERVICES

                 949-759-0439                                                                                             gbryant@cox.net

Holmes Biopharma, Inc.

ATTN: John Metcalfe/CEO

8655 E. Via De Ventura, Suite G-200

Scottsdale, AZ 85258

(206) 245-4779

                                                                       Consulting Agreement

     This agreement is made and entered on the 9th day of January, 2008 by and between Newport Capital Consultants, Inc. ("NCC") 19 Island Vista, Newport Beach, CA. 92657 and Holmes Biopharma, Inc. ("Company"), located at the address above.

WHEREAS, the Company desires to retain NCC and NCC agrees to provide its broker relations program to the Company for the compensation that is listed herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1)  The Company appoints NCC to provide a broker relations program to the Company.

2)  NCC accepts the appointment and agrees to use its “best efforts” during the term of this agreement to inform, follow up, and update select brokers and market makers throughout the United States regarding the Company and its progress.  This shall be done via regular direct personal telephone contact, face to face meetings, fax, mail, email or by means necessary to achieve the goal of the Company.

3)  The Company will: (a) Provide NCC with information about the Company and keep NCC updated, including but not limited to:  copies of news or press releases, published articles, financial statements, and SEC required filings. (10Q's, 10K's, etc.)  (b) Send additional specific information to brokers as requested by NCC.  (c) Participate with NCC as a team member and cooperate with NCC in the mutual effort to achieve the financial market related goals of the Company.

4)  The Company will pay NCC all reasonable expenses, to be pre-approved by a designated officer of the Company.

5) The remuneration paid by the Company to NCC for these services will be as follows:

•

$5000 per month for consulting services, payable upon consummation of this agreement and payment due by the 10th of each month for the prior month service.

•

50,000 shares of the Company issued upon consummation of this agreement, plus an additional 50,000 shares of the Company issued at the completion of each quarter of 2008 (total 200,000 shares).

•

1,000,000 options to purchase additional common shares of the Company on the terms outlined in the attached option schedule.

6)  This agreement may be terminated by either party at anytime for any reason on 60 days notice.  Upon such termination, the Company will be responsible to pay NCC all cash and securities earned as of such termination date and will thereafter owe NCC no additional consideration.

7)  (a)

Introductions.  During the term of this Agreement, NCC agrees to introduce, from time to time as NCC deems appropriate in its sole discretion, Company to one or more investors or NASD member broker-dealers who may be interested in investing in or arranging for others to invest in Company’s securities.  Company acknowledges that neither NCC nor any of its principals hold any broker-dealer registrations or salesperson licenses and that NCC intends to restrict its activities hereunder so as to avoid the need or requirement to obtain any such registrations or licenses.

(b)

No Agency.  NCCs sole and only role related to financing is that of an introducer of investors or NASD member broker-dealers to the Company.  NCC acknowledges that it is not an agent or representative of the Company and has no authority to speak, act or negotiate on the Company’s behalf other than to introduce the Company to certain investors or NASD member broker-dealers.

(c)

Revision of Investor Materials. NCC agrees to review materials prepared by Company for the purpose of investor consideration. NCC shall make appropriate recommendations for refining said materials and assist Company in the revision thereof. NCC also agrees to work with Company to create a PowerPoint presentation suitable for investor review that incorporates some or most of the investor materials provided by Company.

8)  Arbitration and Fees.  Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement or, if not, shall be settled in accordance with the arbitration rules of the American Arbitration Association in Orange County, California.  Any decision issued therefrom shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction.  The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys’ fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding.  If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney’s fees whether or not court action is required for enforcement.

IN WITNESS WHEROF, the parties hereto have executed this agreement as of the day and year listed in the opening paragraph.

If you agree to the foregoing, please sign where indicated below, email to gbryant@cox.net or fax to 949 759-0131.  Please forward an "Original Copy" to me at your earliest convenience.

/s/ Gary Bryant

-----------------------------------------------------

Gary Bryant, President

Newport Capital Consultants

/s/ John Metcalfe

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John Metcalfe, CEO and President

Holmes Biopharma, Inc.

Stock Option Schedule

The options are exercisable on a quarterly basis over a period of two years as follows:

Vesting Date

No. of Options

Option Price

1.

April 10/08

125,000

$0.75

2.

July 10/08

125,000

$1.00

3.

October 10/08

125,000

$1.25

4.

January 10/09

125,000

$1.50

5.

April 10/09

125,000

$1.75

6.

July 10/09

125,000

$2.00

7.

October 10/09

125,000

$2.50

8.

January 10/10

125,000

$3.00